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                                                                    Exhibit No.1



                                  (VSNL LOGO)
                                  PRESS RELEASE
                  VSNL TO SET UP TATA INDICOM CHENNAI-SINGAPORE
                             SUBMARINE CABLE SYSTEM

          o 5.12 TERABIT CABLE SYSTEM TO STRETCH ACROSS OVER 3100 KMS

NOVEMBER 13, 2003: Videsh Sanchar Nigam Limited, India's Leading Telecom and Internet Service Provider, today announced the setting up of a 3100 km Submarine Cable system between Chennai and Singapore. The Tata Indicom Chennai-Singapore Submarine Cable system will have a system capacity of 5.12 Terabits (1Terabit = 1000GB). The cable will be "lighted up" within a year, i.e. by 4th quarter, 2004.

Mr. S. K. Gupta, Managing Director, VSNL said, "The Tata Indicom Chennai-Singapore Cable will augment VSNL's unique advantage of better diversity and multiple connectivity options. With the setting up of the new cable, VSNL will be able to enhance its bandwidth infrastructure significantly with a view to capitalize on the future growth in the Corporate Data Market." The corporate data market has witnessed 60-70% annualized growth over the last 3 years.

The state-of-the-art cable system will have an initial capacity of 320 gbps that can be scaled up to an ultimate capacity of 5.12 Terabits. With an estimated life of 25 years, the new cable will connect Chennai to Singapore, which is a strong telecom hub for traffic across the world from where onward extension to
U. S. and other significant geographies is readily available at highly competitive prices. VSNL presently has over 10 gbps of bandwidth on its 4 operational submarine cable systems that include SAT3/WASC/SAFE, SEA-ME-WE3, SEA-ME-WE2 and FLAG.


ABOUT VSNL

Videsh Sanchar Nigam Limited is India's leading provider of International Telecommunications and Internet Services. Besides International Long Distance services, VSNL also offers a host of other valued added services like internet and data services, and specialized services that include Video Conferencing, Television / Video uplinking, Program transmission services, Frame relay services and Inmarsat services. VSNL has also started offering National Long Distance services. With established relations with over 80 carriers across the globe, VSNL today has a strong infrastructure base that covers multiple gateways, earth stations and submarine cable systems. VSNL is listed across all the major stock exchanges in India and also has its ADRs listed on the New York Stock Exchange. (www.vsnl.com)

FORWARD-LOOKING AND CAUTIONARY STATEMENTS
Certain words and statements in this release concerning VSNL and its prospects, and other statements relating to VSNL's expected financial position, business strategy, the future development of VSNL's operations and the general economy in India, are forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements of VSNL, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements are based on numerous assumptions regarding VSNL's present and future business strategies and the environment in which VSNL will operate in the future. The important factors that could cause actual results, performance or achievements to differ materially from such forward-looking statements include, among others, changes in government policies or regulations of India and, in particular, changes relating to the administration of VSNL's industry, and changes in general economic, business and credit conditions in India. Additional factors that could cause actual results, performance or achievements to differ materially from such forward-looking statements, many of which are not in VSNL's control, include, but are not limited to, those risk factors discussed in VSNL's various filings with the United States Securities and Exchange Commission. These filings are available at www.sec.gov. These forward-looking statements speak only as of the date of this release. VSNL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in VSNL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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For further details contact
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   Dr. G. C. Banik, Chief General Manager (PR), Videsh       Ms. Divya Kottayil
   Sanchar Nigam Limited,                                    Vaishnavi Corporate Communications
   Tel: 91-22-5639 5153                                      Tel: 91-22-56568787/ 98206 62531
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